Exhibit 99.1

Dave Appoints Brand Marketing and

Digital Product Expert Tesa Aragones to Board of Directors

Board welcomes diversified leader and marketing expert to accelerate Dave’s growth in providing a superior nationwide banking solution

LOS ANGELES – August 25, 2022 – Dave Inc. (Nasdaq: DAVE, DAVEW), a banking app on a mission to build products that level the financial playing field, today announced the appointment of Tesa Aragones to its Board of Directors, effective August 23, 2022. Aragones will also serve as a member of the company’s nominating and corporate governance committee.

Aragones brings to Dave more than two decades of brand marketing, digital branding and digital innovation expertise. Throughout her career, she has worked for some of the most iconic brands and industry leaders, including Nike, Volkswagen, Apple, XBOX, Bacardi, Universal Studios, and more. She has served as Chief Marketing Officer of Discord Inc. and VSCO, and prior to, held various director-level marketing roles at Nike, Inc., with her last role as Senior Brand Director Global, Women’s Training. Earlier in her career, she held leadership positions at David & Goliath and Volkswagen Group of America.

“We are pleased to welcome Tesa to our board and look forward to leveraging her vast knowledge, expertise and relationships,” stated Dave Co-Founder and CEO Jason Wilk. “She has worked with some of the most respected consumer brands in the world, developing and executing campaigns that have benefited the organizations she’s worked with and the consumers they serve. She will be a great asset not only for Dave but also the millions of members in the Dave community.”

Aragones also currently sits on the Board of Directors for Tillys, a leading specialty retailer of casual apparel, footwear and accessories. She is a member of the Advisory Council for the Cranebrook Academy of Art and is an Advisor, Adjunct Instructor and Speaker at College for Creative Studies. She is also a member of the Member of the Forbes Communications Council and has been awarded Ad Age’s Top 40 Marketers Under 40, Forbes CMO, AdWeek CMO, and Business Insider CMO.

“There is a lot about Dave that drove my initial interest to join the board: the technology, the people and most importantly, the deep understanding of their community,” said Aragones. “The company’s sensitivity to diverse audiences further ignited my passion to help Dave expand both its reach and its offering. I look forward to offering my experience in marketing and digital innovation to help Dave in its mission to level the financial playing field and support its members.”

About Dave

Dave is a banking app on a mission to build products that level the financial playing field. Dave’s financial tools, including its debit card and spending account, help millions of customers bank, budget, avoid overdraft fees, find work and build credit. For more information, visit www.dave.com.

Forward-Looking Statements

This press release includes forward-looking statements, which are subject to the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as “feel,” “believes,” expects,” “estimates,” “projects,” “intends,” “should,” “is to be,” or the negative of such terms, or other comparable terminology and include, among other things, the quotations of our Chief Executive Officer and statements regarding Dave’s future performance and other future events that involve risks and uncertainties. Such forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, which could cause actual results to differ materially from the forward-looking statements contained herein due to many factors, including, but not limited to: the ability of Dave to compete in its highly competitive industry; the ability of Dave to keep pace with the rapid technological developments in its industry and the larger financial services industry; the ability of Dave to manage its growth as a public company; disruptions to Dave’s operations as a result of becoming a public company; the ability of Dave to remediate material weaknesses in Dave’s internal controls over financial reporting and maintain an effective system of internal control over financial reporting; the ability of Dave to protect intellectual property and trade secrets; changes in applicable laws or regulations and extensive and evolving government regulations that impact operations and business; the ability to attract or maintain a qualified workforce; level of product service failures that could lead Dave members to use competitors’ services; investigations, claims, disputes, enforcement actions, litigation and/or other regulatory or legal proceedings; the effects of the COVID-19 pandemic on Dave’s business; the possibility that Dave may be adversely affected by other economic, business, and/or competitive factors; and those factors discussed in Dave’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on March 25, 2022 and subsequent Quarterly Reports on Form 10-Q under the heading “Risk Factors,” filed with the SEC and other reports and documents Dave files from time to time with the SEC. Any forward-looking statements speak only as of the date on which they are made, and Dave undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.

Contacts
Media	Investors
DavePR@mgroupsc.com	DaveIR@icrinc.com